77I - Terms of new or amended securities

Class W shares of the Focused Dividend Strategy Fund were created on March 8, 2013. Additional details with respect to these shares are hereby incorporated by reference to the Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A of SunAmerica Focused Series, Inc. (File No. 333-11283) filed on May 14, 2013.